Exhibit 99.3

C O R P O R A T E P A R T I C I P A N T S

Luis Solorzano, Chief Executive Officer, Acamar Partners

Michael Bor, Co-Founder and Chief Executive Officer, CarLotz

P R E S E N T A T I O N

Operator

Good morning, ladies and gentlemen. Thank you for standing by and welcome to the Acamar Partners Acquisition Corp. and CarLotz, Inc. conference call and webcast.

We appreciate everyone joining us today. The information discussed today is qualified in its entirety by reference to the Form 8-K that has been filed today by Acamar Partners Acquisition Corp. and the exhibits thereto, which may be accessed on the SEC’s website at www.sec.gov.

Please note that the press release issued this morning and related SEC documents can also be found on the Acamar Partners Acquisition Corp. website at www.acamarpartners.com and the CarLotz website at www.CarLotz.com.

The investor presentation that will be presented as part of today’s discussion has been publicly filed with the SEC and posted on the Acamar Partners Acquisition Corp. website and at CarLotz.com. Please review the disclaimers included therein and refer to that as the guide for today’s call. For everyone on the phone, Acamar Partners Acquisition Corp. and CarLotz, Inc. will not be taking questions on today’s call.

Also, statements we make during this call that are not statements of historical fact constitute forward-looking statements that are subject to risks, uncertainties and other factors that could cause the actual results of the combined company to differ from historical results or from our forecasts, including those set forth in the Form 8-K and exhibits filed with the SEC today by Acamar Partners Acquisition Corp. For more information, please refer to and carefully consider the risks, uncertainties and other factors discussed in Acamar Partners Acquisition Corp.’s SEC filings. All cautionary statements that we make during this call are applicable to any forward-looking statements we make wherever they appear. You are cautioned to not place undue reliance on forward-looking statements, which we assume no responsibility for updating.

During this call, we may discuss certain non-GAAP financial measures, including Adjusted EBITDA. Please refer to the accompanying investor presentation for a discussion of the most directly comparable GAAP financial measures.

Hosting today’s call are Luis Solorzano, Chief Executive Officer of Acamar Partners, and Michael Bor, Co-Founder and Chief Executive Officer of CarLotz.

I will now turn the call over to Luis Solorzano. Please go ahead, sir.

Luis Solorzano

Good morning, everyone. On behalf of the Acamar team, I am absolutely delighted to be here today along side Michael and the CarLotz team.

We are very excited to announce that Acamar Partners Acquisition Corp. has entered into a definitive business combination agreement to combine our public company with CarLotz, Inc., one of the largest privately-held used vehicle retail disruptors in the United States and the industry’s only consignment-to-retail sales player.

CarLotz embodies our investment philosophy of growth and value creation. Our team at Acamar partnered with CarLotz not only because we believe the Company offers the highest growth prospects in the industry in the coming years, but also because it is disrupting the used vehicle industry in ways that no one else is – it is a true pioneer in the space and we see a tremendous opportunity for growth, profitability and further disruption. CarLotz benefits from multiple short and long-term growth opportunities driven by its planned nationwide expansion, which Acamar expects to support through this transaction. We are extremely pleased to partner with Michael Bor, Co-Founder and Chief Executive Officer of CarLotz, and the rest of CarLotz’s very strong, talented and visionary management team.

The proposed transaction implies an enterprise valuation of $827 million for CarLotz, or 0.88 times 2022 estimated revenue of $945 million and 6.8 times 2022 estimated gross profit of $121 million, and an anticipated equity value of $1.15 billion. Acamar currently has $311 million cash on deposit in a trust account and has received commitments for an additional $125 million from PIPE investors, which, assuming no redemptions, would bring $321 million of net cash to the Company‘s balance sheet that will be destined to finance future growth. Fidelity Management & Research Company and other key investors along with strategic partners including KAR Global (the parent company of ADESA and TradeRev), McLarty Diversified Holdings (an affiliate of one of the largest U.S. automotive dealership groups), Rick Wagoner (the former CEO of General Motors) and TRP Capital Partners (existing investor and leading private equity fund in the transportation sector) have committed to invest $125 million in the form of a PIPE. Acamar Partners and CarLotz co-founder and Chief Executive Officer Michael Bor are also participating in the PIPE, 15% of which is being subscribed by strategic investors and management. The existing CarLotz shareholders will be rolling over the vast majority of their equity, retaining 59% of the combined company’s pro forma equity post-closing. We expect this transaction to close in the fourth quarter of 2020.

This transaction offers the possibility to invest in CarLotz at a significant discount to both Vroom and Carvana and a slight premium to Shift, despite our expectation that CarLotz will grow faster and more profitably than its peers. CarLotz’s one-of-a-kind sourcing and its asset light inventory business model results in a higher return on capital and stronger future cash flow conversion.

Now, I would like to turn it over to Michael, who is going to explain CarLotz’s unique positioning in the used vehicle market and discuss our strategy for future growth.

Michael Bor

Thank you, Luis, and good morning, everyone.

I am excited to be here and share some of the key highlights of this value-added combination. Together, our companies will be able to realize CarLotz’s mission to transform the used vehicle industry in the U.S. By way of background, I am an investment banker turned entrepreneur with over 20 years of experience in finance, automotive wholesale and retail, fleet management and leasing, vehicle remarketing, technology, business development, sales, and mergers and acquisitions. I pulled a team together and started the business nine years ago because I was frustrated with the antiquated and convoluted process of buying and selling a used car.

We initially entered the business focused on the selling side of the equation due to the inefficient, time-consuming nature of a car selling transaction. We built a unique consignment model where we would be the professional marketer, merchandiser and seller of the vehicle for our vehicle sourcing partners while also providing sellers an opportunity to net more proceeds without the hassle of the traditional format. As we started developing our model, we realized the buying side of the equation was also broken, and built out our capabilities so that we now cover the entire transaction. Our growth has been very deliberate and very thoughtful. However, our ambition is to deploy our innovative model nationwide, as the untapped demand for our service exists in every region of the United States.

One of the key differences of our model is that we pioneered the Retail Remarketing industry. We sell cars primarily for our corporate vehicle sourcing partners, who before we developed this solution, could only sell their vehicles through the auction channel, which is called vehicle remarketing. There was no system available for these corporate vehicle sellers to access the retail market where re-sale prices are higher, and that is what we are able to deliver to them today. We were the first to provide this service, and we still are the only ones to do it.

As the only consignment-to-retail service provider in the industry, CarLotz serves many of the largest corporate vehicle remarketers in banking, rental, fleet management, OEM and other markets. We have done this through the development of proprietary technology and through omni-channel marketing to the buyers, which today includes our website and 8 hub locations across five states. Our process is advantageous financially to both the sellers and the buyers as compared to other channels, while also bringing ease to the buying and selling transaction. By creating a retail channel for sellers, now a seller is able to make more money than is possible in an auction and do it all in a reasonable amount of time.

Because we’ve used technology to lead the way, the process of selling a vehicle is hassle-free and our sellers are able to be in control, monitoring their progress from afar. At the same time, we’re able to bring these vehicles to market at prices lower than the prices offered by traditional dealers. Our non-commissioned model makes it easy for buyers to navigate the process with technology and human resources working in tandem and making the buying process easier and less murky. And our value proposition includes a 133-point inspection, a 30-day warranty, a 3-day exchange policy, and financing and warranty options that make sense and give buyers confidence and peace of mind.

The model we’ve built, which is creating value for buyers and sellers, also creates significant value for CarLotz. We like to think about taking the roughly three to five thousand dollar spread that generally exists between retail and wholesale, and assuring, on average, that the buyer receives value of approximately one thousand dollars by getting a discount from traditional dealer pricing and the seller, on average, receives value of approximately one thousand dollars more than they do in traditional wholesale channels. Our asset-light model means we own very little of our inventory, most of which is on consignment, and therefore have limited capital risk. By sourcing inventory outside of the competitive markets, we are driving buying and selling activity to CarLotz. And it works – our reduced costs and fast inventory turns are helping CarLotz achieve overall profitability over the past few months at this early stage in our history. And so while win-win is good enough for most, we’ve created a win-win-win.

However, none of this works if we fail to provide a level of service that meets the expectations of buyers and sellers, so from day one we have focused on being in a position to exceed their expectations. Along with building great customer service into the culture of our company, another way we do this is by listening to the feedback our buyers and sellers share, and this often comes in the form of a review. The automotive retail industry has long been plagued with poor customer service. In fact, many auto retailers today still are only delivering a net promoter score of 7 out of 100. Some of our peers have focused on improving this and their scores are higher than traditional auto retailers. But we want to be the best and our net promoter score of 84, which is almost unheard of in our industry, would indicate we are well on our way to doing so.

Next, I’m going to walk through several key investment highlights, beginning with the market opportunity. The U.S. used car market is massive at $841 billion, with approximately 42 million used cars traded annually. However, e-commerce penetration is less than 1%, even though, in almost every transaction, buyers use online tools to support their car selection and decisions. Additionally, Retail Remarketing penetration is less than one tenth of one percent, yielding a tremendous amount of whitespace for future growth. To make it even more attractive, the top 100 car dealer groups in the country only represent 6% of the market, evidencing enormous market fragmentation. So while such a large market will certainly support the existence of several winners, CarLotz’s differentiated business model and value proposition give it an edge to capture a larger market share. Moreover, our unique consignment based sales model, which I just discussed, offers a compelling value proposition for both buyers and sellers with better economics, haggle-free, which we believe generates best in class economic performance for the Company and our shareholders.

Our proprietary, technology-enabled buying, sourcing and selling model is a key differentiator too. For our buyers, we offer contactless end-to-end e-commerce capabilities, which allow our buyers to transact the way they want, when they want – on the internet, over the phone or in person. We create consumer demand by having the right vehicles at usually the best price combined with industry-leading service and trust scores on lead generation sites like CarGurus. Our only-of-its-kind model is important for the consumer journey, and we follow the same pioneering approach for sellers, with the use of technology to further penetrate our corporate accounts and widen the moat around our business. We’ve developed technology that integrates with our sellers’ existing processes and systems, allowing them to easily direct their inventory to us, and we report back the information they need to operate their business. They receive real-time performance metrics, data analytics, business intelligence reporting, pricing information and vehicle triage decisioning, which helps them to understand which inventory is performing best, as well as demonstrating for them how scaling their vehicle sales with us (what we refer to as “feeding the CarLotz machine”) is generating increased economics for their business. This end-to-end proprietary approach has made selling a vehicle completely hassle-free, adding more value to our selling partners while driving higher returns and lower days to sell.

Importantly, 90% of our inventory is what we call non-competitively sourced, with corporate-sourced inventory comprising about 60% of the inventory. Non-competitive means we are not bidding against other dealers for a vehicle. After a car is consigned to us, our integrated technology platform allows our corporate vehicle sourcing partners to track the sale process in real-time, which is key to building long-term relationships with blue-chip national accounts.

We have best-in-class unit economics driven by our asset-light business model. Our gross profit per unit is at the top of our industry and, when combined with our lower customer acquisition cost, results in a superior contribution margin per unit. Our lower than peers customer acquisition cost is driven by our consignment model, which removes the need to spend a lot of marketing dollars on sourcing vehicles from consumers; our exceptional customer experience, which serves as a powerful marketing and branding tool; and the location of our hubs, which act like giant billboards and flag ships, building brand awareness 365 days a year. Importantly, we generate our leading unit economics and contribution margin with very low inventory. Our inventory-at-risk is in the single digit millions, which means lower capital used and lower capital risk.

And the most exciting part of the story is the growth plan, which is built around new hub expansion. It is important for us to have hubs all around the country, near our corporate vehicle sourcing partners, who want our locations to be near their inventory. So our hubs have benefits for both sellers and buyers. A key part of the strategy is opening 3 to 4 new hubs per quarter over the next several years, adding value to our corporate vehicle sourcing partners and driving new accounts, which in turn provide more inventory for our system. Each of our new hubs will typically hold approximately 390 cars at any one time, and as they mature they turn their inventory by more than 50% per month. Further, we will invest in technology and marketing, and increase our service and product offerings. CarLotz’s consignment base value proposition is differentiated and scalable. The math is pretty simple: more hubs equates to more inventory to sell, plus we continue to improve inventory turnover and add and elevate services to both sides of our seller and buyer equation that will generate additional revenue.

Lastly, at the core of our business, is the exceptional team and the culture we have built. Knowing that we are in an industry that is plagued by high turnover and employee dissatisfaction, we have built a team and culture around customer service, integrity, transparency and fun, which drives our decisions, our low turnover, high teammate morale, and in turn creates a tremendous guest experience, which drives our leading net promoter scores.

Overall, we are pleased with our recent performance, but believe we still have a significant runway for growth. With Acamar as a partner and with the capital from this transaction, we are ready to add fuel to the fire and start this exciting new phase of CarLotz’s expansion and growth. As described in our presentation, we project 2023 net revenue of over $1.6 billion, a 146% compound annual growth rate from 2020. In order to get there, we will need to open 3 to 4 new vehicle hubs per quarter and achieve performance metrics that are more conservative than what we have historically achieved, which makes us very comfortable with the targets set in the business plan. We remain focused on profitable growth and expect to generate $232 million in gross profit and $90 million in Adjusted EBITDA by 2023, from being approximately run-rate EBITDA breakeven in 2020. CarLotz’s business model is significantly more profitable than many of our competitors’ models.

I want you to take away from today that we are similar to our peers in that we all have a high-trajectory growth model and are focused on creating a great customer omni-channel experience. But we are unique in that we are the only consignment-to-retail sales model, we are asset-light and have very limited owned inventory at risk, and we have proprietary integrated technology that we believe has built a moat around our business with respect to our relationships with our corporate vehicle sourcing partners. This leads to greater value for parties on both sides of the transaction, the lowest customer acquisition costs and the highest net promoter score, profitability and faster growth among our peers. We have a sizable runway ahead of us, and are focused on long- term value creation.

We invite you to read the investor presentation filed with the SEC and available at www.AcamarPartners.com and www.CarLotz.com, and hope you will accompany us in this exciting new phase as a public company.

Thank you for your time and attention today. If you have any questions regarding the presentation, please contact CarLotzIR@ICRinc.com.

Thank you again for joining today’s call.

Operator

Ladies and gentlemen, this does conclude today’s teleconference. You may disconnect your lines at this time. Thank you for your participation and have a wonderful day.